Exhibit (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A being filed by Voya Partners, Inc. (File No. 333-32575) under the Securities Act of 1933, as amended.

/s/Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA

April 27, 2026